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                                                                   EXHIBIT 10(e)

                              EMPLOYMENT AGREEMENT

                  This AGREEMENT is made and entered into the 30th day of June 1995, by and between Peoples Heritage Financial Group, Inc. (the "Company"), and John E. Menario (the "Executive"), and shall become effective as provided in
Section 1, below.

                                   WITNESSETH

         WHEREAS, the Executive has served the Company as Senior Executive Vice President and Chief Operating Officer; and

         WHEREAS, the Executive desires to alter his employment status so as to reduce his annual time commitment to the Company while remaining an active employee;

         WHEREAS, the Company wishes to continue the Executive's employment on that basis; and

         WHEREAS, in connection therewith, the Company and the Executive (the "Parties") desire to amend the Severance Agreement between the Company and the Executive dated January 1, 1995 (the "Severance Agreement") pursuant to Section 14 thereof:

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Parties agree as follows:

         1.       Term of Employment.

                  This Agreement shall become fully effective on February 1, 1996 (the "Effective Date"), if the Executive is then in the employ of the Company. Once this Agreement becomes effective, the Executive's employment hereunder shall run from the Effective Date until January 31, 2001 (the "Termination Date"), subject to earlier termination as provided in Section 7 below (the "Employment Term").

         2.       Position, Duties, Responsibilities.

                  During the Employment Term, the Executive shall serve as Special Assistant to the President with such duties and responsibilities as may be assigned from time to time by the President and Chief Executive Officer of the Company, to whom the Executive shall report. The Executive shall be employed for a period of 1,000 hours during any calendar year. The exact schedule for the performance of the Executive's services shall be established in good faith by the Chief Executive Officer, it being understood that the Executive shall reside out of state during approximately three months of the year and that during such period he shall be subject to limited reasonable travel demands.
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         3.       Salary.

                  During the Employment Term, the Executive shall be paid salary ("Salary") at an annual rate of Ninety Thousand Dollars ($90,000), payable in accordance with the Company's standard payroll practices. The Executive's salary shall be reviewed annually for increase in the sole judgment of the Chief Executive Officer, provided that in all events the Executive's salary shall be increased by a percentage not less than the average percentage increase in salary applicable to Executive Vice Presidents of the Company.

         4.       Annual Bonus.

                  The Executive shall have an annual target bonus opportunity stated as a percentage of his salary for the bonus year (the "Annual Bonus"). The percentage shall be the same as the percentage of "mid-point" salaries set as the target bonus opportunity applicable to Executive Vice Presidents for that year. Actual bonus shall be determined as per the Company's Short Term Incentive Compensation Plan.

         5.       Stock Options.

                  The Executive shall be granted stock options at such times and pursuant to such terms as are applicable to Executive Vice Presidents of the Company generally. The number of shares subject to any such option ("Option Shares"), shall be equal to one half the average number of Option Shares applicable to simultaneous grants to such Executive Vice Presidents.

         6.       Other Benefits.

                  The Company shall provide the Executive (i) continued crediting of "employment" under the Executive's Supplemental Retirement Agreement (the "Supplemental Pension), and (ii) such benefits and perquisites as are provided under the Company's Plans applicable to part-time employees (the "Plans"). The Executive shall be reimbursed for all reasonably incurred business expenses properly accounted for.

         7.       Termination of Employment.

                  7.1      Disability or Death.

                  (a) Subject to Section 7.4 below, if the Executive's employment is terminated due to the Executive's Disability, as defined in Subsection (b) below, or the death of the Executive, then the Executive, his guardian or his estate, as applicable, shall be entitled to:

                           (i) Salary and benefits earned to the date of termination of employment;

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                           (ii) any unpaid Annual Bonus earned for the
                           performance year prior to the performance year in which the Executive's employment terminates; and

                           (iii) other benefits as are provided under the Plans of the Company as then in effect.

                  (b) For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform all the material and substantial duties called for in this Agreement as a result of sickness or injury which commenced while the Executive was employed by the Company. Disability shall be determined by a physician selected by the Company.

                  (c) The amounts described in clauses (i) and (ii) of subsection 7.1 (a) above shall each be paid as soon as practicable once the amount thereof can be determined.

                  7.2      Termination by the Company without Cause.

                  (a) Subject to Section 7.4 below, the Company may terminate the Executive's employment at any time without Cause (as hereinafter defined), in which case the Executive shall be entitled to:

                           (i) Salary and benefits earned to the date of termination of employment;

                           (ii) continued Salary through the earlier of (A) the end of the twelfth full calendar month after the date of such termination of employment, or (B) January 31, 2001 (the "Continuation Period");

                           (iii) continued crediting of employment under the Supplemental Pension for the Continuation Period;

                           (iv) coverage for the Continuation Period under the Plans, to the extent practicable under the provisions of the Plans, applicable insurance policies and law, at the same cost, if any, to the Executive as was applicable during the Employment Term (it being understood that the Executive may be entitled under Federal law to continue certain coverages at his own cost after the end of the Continuation Period);

                           (v) any unpaid Annual Bonus earned for the performance year prior to the performance year in which his employment terminates;

                           (vi) Pro-rata Annual Bonus, determined as provided in subsection (b) below, for the performance year in which the Executive's employment terminates.

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                  (b) Pro-rata Annual Bonus shall mean the Annual Bonus as
otherwise determined for the applicable year, multiplied by a fraction, the numerator of which is the number of full weeks of employment worked by the Executive in the applicable year and the denominator of which is 52.

                  (c) The amounts described in clauses (i), (iii) and (iv) of subsection 7.2 (a) above shall each be paid as soon as practicable once the amount thereof can be determined. The amounts described in clause (ii) above shall be paid pursuant to standard payroll practices for Executive Vice Presidents as in effect from time to time.

                  7.3 Voluntary Termination or Termination by the Company for Cause.

                  (a) Subject to Section 7.4 below, if the Executive terminates employment voluntarily, or the Company terminates the Executive's employment for Cause, as defined in Subsection (b) below, the Executive shall be entitled only to:

                           (i) Salary and benefits earned to the date of termination of employment; and

                           (ii) any unpaid Annual Bonus earned for the performance year prior to the performance year in which his employment terminates.

                  (b)  Cause shall mean:

                           (i) the Executive's conviction of, or plea of nolo contendere to a felony;

                           (ii) the Executive's willful and repeated neglect of duties which continues after written notice; or

                           (iii) the Executive's willful or gross misconduct in the performance of duties.

                  (c) The amounts described in clauses (i) and (ii) of (a) above, shall each be paid as soon as practicable once the amount thereof can be determined.

                  7.4      Severance Agreement.

                  (a) On the Effective Date, the Severance Agreement shall, without further action by the Parties, be amended and restated as set forth in Attachment A.

                  (b) Notwithstanding any other provision of this Agreement, if the Executive's employment with the Company is terminated under circumstances entitling him to compensation or benefits under the restated Severance Agreement, then all rights and

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obligations of either party under this Agreement shall terminate and the
Executive's rights in respect of such termination shall be determined under the restated Severance Agreement.

         8.       Confidential Information.

                  (a) The Executive by reason of his employment with the Company may acquire Confidential Information (as hereinafter defined), concerning the operation of the Company or its subsidiaries (collectively, "the Group"), the use or disclosure of which would cause the company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive agrees that he will not (directly or indirectly) at any time, whether during or after the Employment Term, (i) knowingly use for an improper personal benefit any Confidential Information that he may learn or has learned by reason of his employment with the Company or (ii) disclose any such Confidential Information to any person except (A) in the performance of his obligations to the Group hereunder, (B) as required by applicable law, (C) in connection with the enforcement of his rights under this Employment Agreement or (D) with the prior consent of the Board. As used herein, "Confidential Information" includes information with respect to the Group's confidential reports, financial information, business plans, prospects or opportunities; provided, however, that such term shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by the Executive or (y) is or becomes known or available to the Executive on a nonconfidential basis from a source (other than the Group) which, to the Executive's knowledge, is not prohibited from disclosing such information to the Executive by a legal, contractual, fiduciary or other obligation to the Group.

                  (b) The Executive confirms that all Confidential Information is the exclusive property of the Group. All business records, papers and documents kept or made by the Executive relating to the business of the Group shall be and remain the property of the Group during the Employment Term and all times thereafter. Upon the termination of his employment with the Company or upon the request of the Group at any time, the Executive shall promptly deliver to the Group, and shall retain no copies of, any written materials, records and documents made by the Executive or coming into his possession concerning the business or affairs of the Group other than personal notes or correspondence of the Executive not containing Confidential Information.

         9.       Non-Competition.

                  (a) During the Employment Term, and, if the Executive's employment is terminated voluntarily by the Executive as described in Section
7.3 above, for a period of one year thereafter (the "Restricted Period"), the Executive shall not, unless he receives the prior written consent of the Board, own any interest in, manage, operate, join, control, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any person engaged in the business of banking or acting as a trust company, or any person who otherwise competes with any member of the Group, in any

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state in which any member of the Group maintains or maintained an office during the period of the Executive's employment. Nothing herein shall prohibit the Executive from acquiring or holding any issue of stock or securities of any person that has any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) the Executive is not deemed to be an "affiliate" of such person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) the Executive, members of his immediate family or persons under his control do not own or hold more than 5% of any voting securities of any such person.

                  (b) The Executive has carefully read and considered the provisions of this Section 9 and, having done so, agrees that the restrictions set forth in this Section 9 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interest of the Group, its officers, directors, employees, creditors and shareholders. The Executive understands that the restrictions contained in this Section 9 may limit his ability to engage in a business similar to the Group's business, but acknowledges that he will receive sufficient remuneration and other benefits from the Company hereunder to justify such restrictions.

                  (c) During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other person (excluding the Group), intentionally (i) solicit, endeavor to entice or induce any employee of the Group to terminate his employment with any member of the Group or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Group.

                  (d) In the event that any provision of this Section 9 relating to the Restricted Period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas of restriction such court deems reasonable and enforceable, the Restricted Period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas of restriction.

         10.      Breach of Section 8 or Section 9.

                  The Executive acknowledges that a breach of any of the covenants contained in Section 8 and Section 9 hereof may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, all obligations of the Company to the Executive, including its obligations under this Agreement, shall cease, and the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by Section 8 or Section 9 hereof or such other relief as may be required to

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enforce any of the covenants contained in Section 8 or Section 9 hereof.

         11.      Withholding.

                  Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive, his spouse, his estate or beneficiaries, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         12.      Assignability; Binding Nature.

                  (a) If the Company sells, assigns, or transfers all or substantially all of its business and assets to any Person (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended), excluding affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any Person which is a continuing or successor entity, then the Company shall assign all of its rights, title and interest in this Agreement as of the date of such event to the Person which is either the acquiring or successor Company, and such Person shall assume in writing and perform from and after the date of such written assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such written assignment shall be a breach of this Agreement. In case of such assignment by the Company and of written assumption and agreement by such Person, all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such Person or Persons.

                  (b) This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting Company or other entity to which all or substantially all of the Company's business and assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

         13.      Entire Agreement.

                  This Agreement, together with the Severance Agreement, contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior

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agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between the Parties with respect thereto.

         14.      Amendments and Waivers.

                  This Agreement may not be modified or amended except by a writing signed by both Parties. A Party may waive compliance by the other Party with any term or provision of this Agreement, or any part thereof, provided that the term or provision, or part thereof, is for the benefit of the waiving Party. Any waiver will be limited to the facts or circumstances giving rise to the noncompliance and will not be deemed either a general waiver or modification with respect to the term or provision, or part thereof, being waived, or as to any other term or provision of this Agreement, nor will it be deemed a waiver of compliance with respect to any other facts or circumstances then or thereafter occurring.

         15.      Notice.

                  Any notice given hereunder shall be in writing and shall be deemed given when delivered personally or by courier, or five days after being mailed, certified or registered mail, duly addressed to the Party concerned at the address indicated below or at such other address as such Party may subsequently provide, in accordance with the notice and delivery provisions of this Section 15:

                  To the Company:     Peoples Heritage Financial Group, Inc.
                                      One Portland Square
                                      PO Box 9540
                                      Portland, ME 04112-9540
                                      ATTN.: Clerk

                  With a copy to:     Stephan G. Bachelder
                                      Moon, Moss, McGill & Bachelder, P.A.
                                      10 Free Street, PO Box 7250
                                      Portland, ME 04112-7250

                  To the Executive:   John E. Menario
                                      215 East Grand Avenue
                                      Old Orchard Beach, ME 04046

         16.      Severability.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement will be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

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         17.      Survivorship.

                  The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         18.      References.

                  In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

         19.      Governing Law.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Maine without reference to the principles of conflicts of law.

         20.      Headings.

                  The headings of paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

                                       PEOPLES HERITAGE FINANCIAL
                                       GROUP, INC.

                                       By:      /s/ William J. Ryan
                                                -------------------------------
                                                Chairman, President and Chief
                                                Executive Officer

                                       Attest:  /s/ Carol L. Mitchell
                                                -------------------------------
                                                 Secretary

                                       /s/ John E. Menario
                                       ----------------------------------------
                                       Executive
                                       Address:  215 E. Grand Avenue
                                                 ------------------------------
                                                 Old Orchard Beach, Maine 04064
                                                 ------------------------------

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                                  ATTACHMENT A

                       JOHN E. MENARIO SEVERANCE AGREEMENT

         This AGREEMENT, made and entered into by and among PEOPLES HERITAGE FINANCIAL GROUP, INC. (the "Company") and JOHN E. MENARIO (the "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Executive is employed by the Company in a key executive capacity and possesses intimate knowledge of the business and affairs of the Company; and

         WHEREAS, the Company desires to ensure, insofar as possible, that it will continue to have the benefit of the Executive's services and to protect its confidential information and goodwill; and

         WHEREAS, the Company recognizes that circumstances may arise in which a change in the control of the Company occurs, thereby causing uncertainty of employment without regard to the Executive's competence or past contributions; and

         WHEREAS, the Company and the Executive wish to provide reasonable security to the Executive against changes in the Executive's relationship with the Company in the event of such change in control;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       Definitions.

                  (a)      Accrued Benefit means:

                           (i)  all salary earned or accrued through the
date the Executive's employment is terminated;

                           (ii) reimbursement for any and all monies advanced in
connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the date the Executive's employment is terminated;

                           (iii) any and all other compensation previously
earned and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect together with any interest or desired earnings thereon;

                           (iv) annual bonus, if any, accrued for a Year prior
to the Year in which employment terminates, but not yet paid to the Executive, under any bonus or incentive compensation plan or plans in which the Executive is a participant;
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                           (v) a pro rata portion of the maximum bonus payable
to the Executive for the Year in which employment terminates under any bonus or incentive compensation plan or plans in which the Executive is a participant, determined as if the Executive had remained in employment for the full Year and prorated based upon weeks, including partial weeks, of employment during that Year;

                           (vi) all other payments and benefits to which the
Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan or program of the Company.

                  (b) Act means the Securities Exchange Act of 1934, as amended.

                  (c) Affiliate of any specified persons means any other person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with such specified person. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  (d) Annual Compensation means the sum of:

                           (i) the Executive's annual salary at the rate in
effect on the date of a termination of employment as described in Section 3 or in Section 7(d) (or, in the event of a termination for Good Reason under Section 1(k)(i)(A) below, the annual salary as in effect immediately before the actions giving rise to Good Reason); plus

                           (ii) the greatest of the bonuses either paid or
accrued in either the Year of the Change in Control or the immediately preceding Year (except that, only one half of any bonus accrued prior to 1996 shall be taken into account).

                  (e) Base Amount means an amount equal to the Executive's Annualized Includable Compensation for the Base Period as defined in Section 280G(d)(1) and (2) of the Code (as hereinafter defined).

                  (f) Cause means (i) the executive's conviction of, or plea of nolo contendere to, a felony; or (ii) willful and intentional misconduct, willful neglect, or gross negligence, in the performance of the Executive's duties, which has caused a demonstrable and serious injury to the Company, monetary or otherwise.

                           The Executive shall be given written notice that the
Company intends to terminate his employment for Cause. Such written notice shall specify the particular acts, or failures to act, on the basis of which the decision to so terminate employment was made.

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                           In the case of a termination for Cause as described
in Clause (ii), above, the Executive shall be given the opportunity within 30 days of the receipt of such notice to meet with the Board to defend such acts, or failures to act, prior to termination. The Company may suspend the Executive's title and authority pending such meeting, and such suspension shall not constitute "Good Reason," as defined in subsection (k) below.

                  (g) Change in Control of the Company shall mean a Change in Control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Act or any successor thereto, provided that without limiting the foregoing, a Change in Control of the Company also shall be deemed to have occurred if:

                           (i) any "person" (as defined under Section 3(a)(9) of
the Act) or "group" of persons (as provided under Rule 13d-3 of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 or otherwise under the Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) of the
Act), of capital stock of the Company the holders of which are entitled to vote for the election of directors ("voting stock") representing that percentage of the Company's then outstanding voting stock (giving effect to the deemed ownership of securities by such person or group, as provided in Rule 13d-3(d)(1) of the Act, but not giving effect to any such deemed ownership of securities by another person or group) equal to or greater than thirty-five percent (35%) of all such voting stock;

                           (ii) individuals who constitute the Board on the date
hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof. Any person becoming a director subsequent to such date whose election, or nomination for election, is, at any time, approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though he were a member of the Incumbent Board;

                           (iii) The Company combines with another person or
entity, whether through a merger, asset sale, reorganization or otherwise, and
(A) any person or group of persons holds at any time after such combination, voting stock equal to or greater than thirty-five percent (35%) determined by reference to the voting securities of the surviving entity, or (B) the Company's directors, as of the date immediately before such combination, constitute less than a majority of the Board of Directors of the combined entity.

                  (h) Code means the Internal Revenue Code of 1986, including any amendments thereto.

                  (i) Effective Date means February 1, 1996.

                  (j) Employment Period means a period commencing on the date of a Change in Control of the Company and ending on the earlier of (i) the last

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                  day of the twenty-fourth month following the month in which the Change in Control occurs, or (ii) the Termination Date under the Employment Agreement effective January 1, 1996 between the Company and the Executive (the "Employment Agreement").

                  (k)      Good Reason means:

                           (i) any breach of this Agreement by the Company,
including without limitation (A) any reduction during the employment period in the amount of the Executive's base salary or aggregate benefits as in effect from time to time, (B) failure to provide the Executive with the same fringe benefits that were provided to the Executive immediately prior to a Change in Control of the Company, or with a package of fringe benefits (including paid vacations) that, though one or more of such benefits may vary from those in effect immediately prior to such a Change in Control, is substantially comparable in all material respects to such fringe benefits taken as a whole, or
(C) any other breach by the Company of its obligations contained in Section 6 below. Notwithstanding the above, the changes in the terms and conditions of the Executive's employment occurring as of the Effective Date pursuant to the Employment Agreement shall not constitute Good Reason, and the terms and conditions applicable to the Executive's employment under the Employment Agreement as of the Effective Date, shall constitute the basis for determining whether an event constituting Good Reason shall have occurred thereafter.

                           (ii) without the Executive's express written consent,
the assignment to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status immediately prior to the Change in Control of the Company, a material change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to the Change in Control, or a significant reduction, in the Executive's title, duties or responsibilities, or in the level of his support services;

                           (iii) the relocation of the Executive's principal
place of employment, without the Executive's written consent, to a location outside the same metropolitan area in which the Executive was employed at the time of such Change in Control, or the imposition of any requirement that the Executive spend more than ninety business days per year at a location other than such principal place of employment; or

                           (iv) any purported termination of the Executive's
employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (l) below.

                  Upon the occurrence of any of the events described in (i),
(ii), (iii), or (iv) above, the Executive shall give the Company written notice that such event constitutes Good Reason, and the Company shall thereafter have thirty (30) days in which to cure. If the Company has not cured in that time, the event shall constitute Good Reason.

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                  (l) Notice of Termination. For purposes of this Agreement, a
"Notice of Termination" shall mean a notice which shall indicate the specific termination provision relied upon in this Agreement and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

                  (m) Person or Group means a "person" or "group," as defined in
Section 1(g)(i) hereof.

                  (n) Year means a calendar year unless otherwise specifically provided.

         2. Term of Agreement. This Agreement shall begin on the Effective Date and shall continue until December 31, 2000, provided that, if a Change in Control of the Company occurs during such term, the term shall in all events continue through the last day of the Employment Period. This Agreement is also subject to earlier termination as provided in Section 3 below. All rights and obligations hereunder shall survive to the extent necessary to the intended enforcement thereof.

         3. Termination of Employment Prior to a Change in Control.

                  (a) The Company and the Executive shall each retain the right to terminate the employment of the Executive at any time prior to a Change in Control of the Company, subject to the Employment Agreement. In the event the Executive's employment is terminated prior to a Change in Control of the Company, this Agreement shall, except as provided in Subsection (b) below, be terminated and of no further force and effect, and any and all rights and obligations of the parties hereunder shall be determined solely under the Employment Agreement.

                  (b) If the Executive's employment is terminated by the Company prior to the occurrence of a Change in Control of the Company, and if it can be shown that the Executive's termination (i) was at the direction or request of a third party that had taken steps reasonably calculated to effect the Change in Control of the Company thereafter, or (ii) otherwise occurred in connection with, or in anticipation of, the Change in Control of the Company, the Executive shall have the rights described in Section 7(d) below, as if a Change in Control of the Company had occurred on the date immediately preceding such termination.

         4. Employment Following a Change in Control. If a Change in Control of the Company occurs when the Executive is employed by the Company, the Company will continue thereafter to employ the Executive, and the Executive will remain in the employ of the Company, during the Employment Period, in accordance with the terms and provisions of this Agreement and the Employment Agreement.

         5. Duties. During the Employment Period, the Executive shall serve in such capacities and positions as may be assigned by the Company consistent with the

Employment Agreement, and the Executive shall devote his best efforts, attention and skill to the business and affairs of the Company, as such business and affairs now exist and as they may hereafter be conducted.

         6. Compensation. During the Employment Period, the Executive shall be compensated by the Company as follows:

                  (a) the Executive shall receive, at such intervals and in accordance with such standard policies as in effect on the date of the Change in Control of the Company, an annual salary not less than the Executive's annual salary as in effect under the Employment Agreement;

                  (b) the Executive shall, subject to the Employment Agreement, be included in all plans providing incentive compensation to executives, including but not limited to bonus, deferred compensation, annual or other incentive compensation, supplemental pension, stock ownership, stock option, stock appreciation, stock bonus and similar or comparable plans as any such plans are extended by the Company from time to time to senior corporate officers, key employees and other employees of comparable status;

                  (c) the Executive shall be reimbursed, at such intervals and in accordance with such standard policies as may be in effect on the date of the Change in Control of the Company, for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company, including travel expenses;

                  (d) the Executive shall be included, to the extent eligible thereunder, and subject to the Employment Agreement, in any and all plans providing but not limited to, group life insurance, hospitalization, disability, medical, dental, pension, profit sharing and stock bonus plans, and shall be provided any and all other benefits and perquisites made available to other employees of comparable status and position at the expense of the Company on a comparable basis;

                  (e) During the Employment Period the Executive's salary shall be subject to adjustment as per the Employment Agreement.

         7. Termination of Employment. Any termination by the Company or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive if such notice is delivered by the Company and to the Company if such notice is delivered by the Executive. The Notice of Termination shall comply with the requirements of
Section 17 below.

                  (a) Termination for Disability. If, during the Employment Period, the Executive's employment is terminated on account of the Executive's Disability, as defined below, this Agreement shall terminate and the Executive's rights shall be determined under the Employment Agreement. For purposes of this Agreement, "Disability" shall have the meaning set forth in the Employment Agreement.

                  (b) Termination on the Executive's Death. If, during the Employment Period, the Executive's employment is terminated on account of the Executive's death, this Agreement shall terminate and the Executive's rights shall be determined under the Employment Agreement.

                  (c) Voluntary Termination or Termination for Cause. If, during the Employment Period, (i) the Executive terminates employment with the Company other than for Good Reason, or (ii) the Executive's employment is terminated for Cause, the Executive shall receive from the Company his Accrued Benefits.

                  (d) Termination by the Company Without Cause or by the Executive for Good Reason. If, during the Employment Period, the Executive's employment with the Company is terminated by the Company other than for Cause, or by the Executive for Good Reason, then:

                           (i) the Executive shall be entitled to receive from
the Company his Accrued Benefit, except that, for this purpose, Accrued Benefit shall not include any entitlement to severance under any Company severance policy generally applicable to the Company's salaried employees;

                           (ii) the Executive shall receive from the Company, no
less than ten (10) days following termination of his employment, a lump-sum payment equal to his Annual Compensation multiplied by the lesser of (A) 2, or
(B) a fraction, the numeration of which is the number of months remaining through December 31, 2000 (the "Employment Agreement Term") and the denominator of which is 12;

                           (iii) all rights under any equity or long-term
incentive plan shall be fully vested to the extent such rights would have become vested had the Executive remained in employment through the Employment Agreement Term;

                           (iv) rights, if any, to supplemental pension shall be
fully vested; and

                           (v) the Executive shall continue to be covered at the
expense of the Company by the same or equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect for the Executive immediately prior to termination of his employment, until the earliest of (A) twenty-four months following termination of employment, (B) the date the Executive has commenced new employment and has thereby become eligible for comparable benefits, and (C) the end of the Employment Agreement

Term.

         8. Certain Supplemental Payments by the Company.

                  (a) In the event the Executive's employment is terminated pursuant to Section 7(d) above, and if in connection therewith it is determined that (A) part or all of the compensation and benefits to be paid to the Executive constitute "parachute payments" under Section 280G of the Code, and
(B) the payment thereof will cause the Executive to incur excise tax under
Section 4999 of the Code, the Company, on or before the date for payment of such excise tax, shall pay the Executive, in lump sum, an amount (the "Gross-Up Amount") such that, after payment of all federal, state and local income tax and any additional excise tax under Section 4999 of the Code in respect of the Gross-Up Amount payment, the Executive will be fully reimbursed for the amount of such excise tax.

                  (b) The determination of the Parachute Amount, the Base Amount and the Gross-Up Amount, as well as any other calculations necessary to implement this Section 8 shall be made by a nationally recognized accounting or benefits consulting firm selected by the Executive and reasonably satisfactory to the Company and which has not performed services, other than minor indirect or incidental services, for either the Company or the Executive for three years prior to the date the Consultant is retained for this purpose. The Consultant's fee shall be paid by the Company.

                  (c) As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement and shall promptly pay to or distribute to or for the benefit of the Executive in the future such amounts as become due to the Executive under this Agreement.

                  (d) As a result of the uncertainty in the application of
Section 280G of the Code at the time of an initial determination hereunder, it is possible that payments will not have been made by the Company which should have been made under clause (a) of this Section 8 ("Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Underpayment has been made and the Executive thereafter is required to make any payment of an excise tax, income tax, any interest or penalty, the accounting or benefits consulting firm selected under clause (b) above shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         9. Further Obligations of the Executive. During and following the Executive's employment by the Company, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company, except to the extent authorized in writing by the Board of Directors of the Company or required by any court or administrative agency, other than to an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of the Company. Confidential information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of the Company. All records, files, documents and materials or copies thereof, relating to the Company's business which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company and shall be promptly returned to the Company upon termination of employment with the Company.

         10. Expenses and Interest. If, after a Change in Control of the Company, a good faith dispute arises with respect to the enforcement of the Executive's rights under this Agreement, or if any legal or arbitration proceeding shall be brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof, the Executive shall recover from the Company any reasonable attorney's fees and necessary costs and disbursements incurred as a result of such dispute, and prejudgment interest on any money judgment or arbitration award obtained by the Executive calculated at the rate of interest announced by Peoples Heritage Bank, or the successor thereto, from time to time as its prime rate from the date that payments to him should have been made under this Agreement.

         11. Payment Obligations Absolute. The Company's obligation during and after the Employment Period to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against him or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final and the Company will not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reason whatever except as provided in Section 8(d) above.

         12. Successors.

                  (a) If the Company sells, assigns, or transfers all or substantially all of its business and assets to any Person, excluding Affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any Person which is a continuing or successor entity, then the Company shall assign all of its rights, title and interest in this Agreement as of the date of such event to the Person which is either the acquiring or successor Company, and such Person shall assume in writing and perform from and after the date of such written assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such written assignment shall be a breach of this Agreement. In case of such assignment by the Company and of written assumption and agreement by such Person, all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such Person or Persons.

                           (ii) This Agreement and all rights of the Executive
shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting Company or other entity to which all or substantially all of the Company's business and assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

         13. Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any such provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

         14. Amendment. This Agreement may not be amended or modified at any time except by a written instrument executed by the Company and the Executive.

         15. Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes, or charge which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

         16. Governing law: Arbitration. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Maine. Any dispute arising out of this Agreement shall be determined by arbitration in the State of Maine under the rules of the American Arbitration Association then in effect and judgment upon any award pursuant to such arbitration may be enforced in any court having jurisdiction thereof.

         17. Notice. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only postage prepaid, to the Company at:

                           Peoples Heritage Financial Group, Inc.
                           P.O. Box 9540
                           One Portland Square
                           Portland, ME 04112
                           Attn:  Clerk

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
or if to the Executive, at the address set forth below the Executive's signature line of this Agreement, or to such other address as the party to be notified shall have given to the other.

         18. No Waiver. No waiver by any party at any time of any breach by another party of, or compliance with, any condition or provision of this Agreement to be performed by another party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

         19. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         20. Effectiveness. This Agreement shall become effective on the Effective Date, but only if the Executive is then in the employ of the Company. Once this Agreement becomes effective, it shall supersede the Severance Agreement between the Executive and the Company dated January 1, 1995 in its entirety.

         IN WITNESS WHEREOF, the parties have executed this Agreement as an Attachment A to the Employment Agreement.

                                       PEOPLES HERITAGE FINANCIAL
                                        GROUP, INC.

                                       By:      /s/ William J. Ryan
                                                -------------------------------
                                                Chairman, President and Chief
                                                Executive Officer

                                       Date:     June 30, 1995
                                                -------------------------------
                                       Attest:  /s/ Carol L. Mitchell

                                                 Secretary

                                       /s/ John E. Menario
                                       ----------------------------------------
                                      Executive

                                      Date:     June 30, 1995
                                      Address:  215 E. Grand Avenue
                                                Old Orchard Beach, Maine 04064

                                       11